Exhibit 99.2

FINANCIAL STATEMENTS

Illinois Corn Processing, LLC (a Limited Liability Company)

Years Ended December 31, 2015 and 2014

With Report of Independent Auditors

Illinois Corn Processing, LLC

(a Limited Liability Company)

i

Report of Independent Auditors

The Board of Advisors

Illinois Corn Processing, LLC

We have audited the accompanying financial statements of Illinois Corn Processing, LLC, which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of comprehensive income, changes in members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Illinois Corn Processing, LLC at December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

March 24, 2016

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Illinois Corn Processing, LLC

(a Limited Liability Company)

Balance Sheets

(in thousands)

	December 31
	2015	2014
ASSETS
Current Assets:
Cash	$20,616	$11,319
Restricted cash	410	300
Margin deposits	1,596	1,308
Trade receivables:
Due from affiliates	2,385	3,333
Due from nonaffiliates, net of allowance for doubtful accounts of $0 in 2015 and $3 in 2014	4,679	6,986
Deposits	54	233
Inventories	18,574	11,170
Derivative assets	803	1,501
Prepaid expenses	151	101
Total current assets	49,268	36,251
Property and Equipment:
Historical Cost	45,434	40,722
Accumulated depreciation	(25,782)	(23,148)
Net property and equipment	19,652	17,574
Debt issuance costs	213	–
	$69,133	$53,825
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable:
Due to affiliates	$571	$1,001
Due to nonaffiliates	5,711	5,204
Accrued wages and benefits	687	1,066
Accrued property taxes	106	130
Brokerage account balance	–	139
Derivative liabilities	1,315	1,966
Total current liabilities	8,390	9,506
Postretirement liabilities	139	182
Total liabilities	8,529	9,688
Members’ equity:
Contributed capital	33,000	33,000
Accumulated earnings	27,550	11,127
Accumulated other comprehensive income	54	10
Total members’ equity	60,604	44,137
	$69,133	$53,825

See accompanying notes to financial statements.

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Illinois Corn Processing, LLC

(a Limited Liability Company)

Statements of Comprehensive Income

(in thousands)

	For the years ended December 31
	2015	2014
Net Sales	$166,905	$236,294
Cost of Sales (exclusive of depreciation shown separately below):
Finished goods	143,967	187,784
Derivative gains (losses), net	1,251	3,777
	145,218	191,561
Gross profit (exclusive of depreciation shown separately below)	21,687	44,733
Selling, General and Administrative Expenses	2,191	2,137
Depreciation	2,634	2,847
Operating Income	16,862	39,749
Other Income	4,112	193
Interest Expense:
SEACOR	–	(221)
Nonaffiliates	(160)	(14)
Net Income	20,814	39,707
Gain on Postretirement Benefits	44	27
Comprehensive Income	$20,858	$39,734

See accompanying notes to financial statements.

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Illinois Corn Processing, LLC

(a Limited Liability Company)

Statements of Changes in Members’ Equity

(in thousands)

	Contributed Capital	Accumulated Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
December 31, 2013	$33,000	$(10,580)	$(17)	$22,403
Net income	–	39,707	–	39,707
Dividends paid to members	–	(18,000)	–	(18,000)
Postretirement benefit obligation	–	–	27	27
December 31, 2014	33,000	11,127	10	44,137
Net income	–	20,814	–	20,814
Dividends paid to members	–	(4,391)	–	(4,391)
Postretirement benefit obligation	–	–	44	44
December 31, 2015	$33,000	$27,550	$54	$60,604

See accompanying notes to financial statements.

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Illinois Corn Processing, LLC

(a Limited Liability Company)

Statements of Cash Flows

(in thousands)

	For the years ended December 31
	2015	2014
Cash Flows from Operating Activities:
Net income	$20,814	$39,707
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,634	2,847
Amortization of debt issuance costs	71	–
Postretirement benefit expense	8	11
Contributions to postretirement benefit plan	(7)	–
Derivative losses, net	1,251	3,777
Cash settlements on derivative transactions, net	(1,344)	(3,863)
Changes in operating assets and liabilities:
Margin deposits	(288)	(582)
Accounts receivable	3,255	(5,424)
Inventories	(7,404)	4,914
Prepaid expenses and deposits	129	(46)
Accounts payable and accrued expenses	(325)	878
Net cash provided by operating activities	18,794	42,219
Cash Flows from Investing Activities:
Purchases of property and equipment	(4,712)	(3,062)
Increase in restricted cash	(110)	(300)
Net cash used in investing activities	(4,822)	(3,362)
Cash Flows from Financing Activities:
Debt issuance costs	(284)	–
Dividend payments to members	(4,391)	(18,000)
Principal payments on SEACOR term loan	–	(2,521)
Proceeds from SEACOR revolving credit facility	–	25,700
Principal payments on SEACOR revolving credit facility	–	(33,600)
Net cash used in financing activities	(4,675)	(28,421)
Net Increase in Cash	9,297	10,436
Cash, Beginning of Year	11,319	883
Cash, End of Year	$20,616	$11,319
Supplemental Information:
Interest paid	$79	$356

See accompanying notes to financial statements.

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Illinois Corn Processing, LLC

(a Limited Liability Company)

Notes to Financial Statements

1.	NATURE OF OPERATIONS AND ACCOUNTING POLICIES

Nature of Operations. Illinois Corn Processing LLC (the "Company"), a Delaware limited liability company, consists of two members, Illinois Corn Processing Holdings, Inc. ("ICPH") and MGPI Processing, Inc. ("MGPI"). ICPH is a wholly owned subsidiary of SEACOR Energy Group Inc. (along with its controlled and consolidated subsidiaries being a wholly owned subsidiary of SEACOR Holdings, Inc., collectively referred to as "SEACOR"). MGPI is a wholly owned subsidiary of MGP Ingredients, Inc. (along with its controlled and consolidated subsidiaries collectively referred to as MGP). The Company was formed on November 20, 2009, through MGPI’s contribution of a previously idled manufacturing plant in Pekin, IL, and the sale of a 50% interest to SEACOR for $15.0 million in cash.

At inception, SEACOR provided funding to the Company through a term loan and a revolving credit facility subject to certain borrowing restrictions, both of which were secured by all of the assets of the Company (see Note 2).

On February 1, 2012, ICPH acquired an additional 20% equity interest in the Company from MGPI for $9.1 million. Pursuant to the Limited Liability Company agreement entered into on November 20, 2009, between ICPH and MGPI ("LLC Agreement"), the purchase price was based on a predetermined enterprise value of the Company plus capital improvements made since inception. Following this transaction, ICPH owns 70% of the Company. These financial statements do not reflect push- down purchase accounting activity for ICPH’s acquisition to obtain a controlling interest in the Company. Capital contributions, distributions, and allocations of net income or loss are made based on each member’s proportionate share of ownership, with certain exceptions, and the liability of the members is limited to their investment in the Company.

The Company is in the business of manufacturing alcohol for beverage, industrial, and fuel applications. During the years ended December 31, 2015 and 2014, the Company sold certain alcohol finished goods to MGP and also sold alcohol finished goods to other unrelated third parties. Certain co-products and byproducts of the manufacturing process are also sold to other unrelated third parties.

The LLC Agreement contains certain covenants including, among others, a provision that does not allow the Company to incur three consecutive fiscal quarters of losses, as defined, equaling or exceeding $1.5 million in the aggregate; or at any time allow the Company’s net working capital to be less than $2.5 million. In the event of noncompliance with these covenants, MGPI or ICPH would have the unilateral right to shut down the plant, which could result in a default on the Company's Revolving Credit Facility (see Note 2).

Also in accordance with the LLC Agreement, either member (the "Electing Party") has the right to elect a shutdown of the Pekin plant if the Company incurs a quarterly loss, as defined, in excess of $0.5 million; however, the other member has the right to object to the shutdown election and continue operations of the plant. The Electing Party has the right but not the obligation to withdraw its shutdown election at the beginning of each subsequent quarter. Effective April 1, 2013, MGPI elected to shut down the Pekin plant in accordance with the provisions of the LLC Agreement. ICPH objected to the shutdown, thereby keeping the plant operational. On April 1, 2014, MGPI withdrew its shutdown election. As a consequence of the shutdown election, in accordance with the Company’s LLC agreement, the Company’s EBITDA was allocated to MGPI and ICPH at 20% and 80%, respectively, during the shutdown election period. The earnings allocation between MGPI and ICPH reverted to 30% and 70%, respectively, after the withdrawal of the shutdown election. As a result of the disproportional allocation of EBITDA during the shutdown election period as of December 31, 2014, ICPH and MGPI members’ equity balances represented 72% and 28%, respectively, of total equity. On April 1, 2015, the Company made a disproportionate distribution of $4.4 million to ICPH, which resulted in the members' capital account to equal their respective ownership.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include those related to the allowance for doubtful accounts, impairments, certain accrued liabilities, and postretirement benefit obligations. Actual results could differ from those estimates and those differences may be material.

Subsequent Events. On February 26, 2016, the Company paid an $11.0 million cash dividend to its members. The Company has performed an evaluation of subsequent events through March 24, 2016, the date the financial statements were available to be issued.

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Revenue Recognition. The Company recognizes revenue when it is realized or realizable and earned. Revenue is realized or realizable and earned when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured. Revenue that does not meet these criteria is deferred until the criteria are met. The Company earns revenues from the sale of alcohol, co-products, and byproducts. Revenues and related costs from these sales are recorded when title transfers to the buyer.

Shipping Costs. The sales price for certain of the Company's products includes a component for the shipment of the product on behalf of its customers. The costs related to these shipments are included in cost of goods sold in the accompanying statements of comprehensive income.

Trade Receivables. The Company’s customers primarily are petrochemical, agricultural and industrial companies. Customers are granted credit on a basis and credit risks are considered minimal. The Company routinely reviews its trade receivables and makes provisions for doubtful accounts based on existing customer and economic conditions; however, those provisions are estimates and actual results could differ from those estimates, and those differences may be material. Trade receivables are deemed uncollectible and removed from accounts receivable and the allowance for doubtful accounts when collection efforts have been exhausted.

Restricted Cash. The Company is a self-directing customer of the Natural Gas Energy Efficiency Program, a state of Illinois excise tax program that funds natural gas energy efficiency projects. Under this state regulation, the Company reserves two-percent of its natural gas costs incurred, not to exceed $150,000 per fiscal year. These restricted funds are held by the Company to fund internal capital expenditure projects designed to reduce consumption of natural gas by the Company. As of December 31, 2015 and 2014, the Company had $0.4 million and $0.3 million, respectively, of restricted cash to fund future energy efficiency projects. The Company must either use these funds toward natural gas energy efficiency projects within three years of designation or remit them as a tax payment to the state of Illinois.

Margin Deposits. The Company’s margin deposits consist of cash on deposit with its futures commission merchant in support of its open derivative contracts (see Note 3). The amount of margin deposit required to be maintained is based on the number of open derivative contracts and their underlying fair value.

Inventories. Inventories are stated at the lower of cost (using the average cost method) or market. Inventories consist of finished goods (alcohol and dried distillers grains with solubles (DDGS) and raw materials in the form of agricultural commodities used in the production process.

The Company’s inventories at December 31 consisted of the following (in thousands):

	2015	2014
Raw materials	$2,198	$2,106
Finished goods	14,907	7,332
Work in process	1,469	1,732
	$18,574	$11,170

Derivative Instruments. The Company accounts for derivatives through the use of a fair value concept whereby all of the Company’s derivative positions are stated at fair value in the accompanying balance sheets. Realized and unrealized gains and losses on derivatives are reported in the accompanying statements of comprehensive income as derivative losses, net. As of December 31, 2015 and 2014, the Company had not designated any of its derivative instruments as hedges. Forward commodity purchase and sales contracts entered into by the company are not marked to fair value, as such contracts meet the normal purchases and sales exception under accounting principles generally accepted in the United States.

Brokerage Account Balance. The Company’s brokerage account balance as of December 31, 2014, represents the net margin call balance due.

Concentrations of Credit Risk. The Company is exposed to concentrations of credit risk associated with its cash, restricted cash, margin deposits, raw material purchase commitments, and derivative instruments. The Company minimizes its credit risk relating to these positions by monitoring the financial condition of the financial institutions and counterparties involved and by primarily conducting business with large, well-established financial institutions and diversifying its counterparties. Derivatives instruments counterparty risk is supported by margin deposits maintained by the futures commission merchant. The Company does not currently anticipate nonperformance by any of its significant counterparties. The Company is also exposed to concentrations of credit risk relating to its receivables due from customers as described above. The Company does not generally require collateral or other security to support its outstanding receivables. The Company minimizes its credit risk relating to receivables by performing ongoing credit evaluations and, to date, credit losses have not been material.

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For the year ended December 31, 2015, three companies, Archer Daniels Midland Company, Alcotra North America, Inc., and MGP, each represented more than 10% of the Company’s revenues. For the year ended December 31, 2014, four companies, Archer Daniels Midland Company, Alcotra North America, Inc., Marathon Petroleum Corporation and MGP, each represented more than 10% of the Company’s revenues. The loss of one or more of these companies could have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Property and Equipment. Equipment, stated at cost, is depreciated using the straight line method over the estimated useful life of the asset to an estimated salvage value.

The estimated useful life (in years) of each of the Company’s major asset classes was as follows:

Warehouse, buildings, and improvements	20
Machinery and equipment	3–10

The Company’s major classes of property and equipment as of December 31 were as follows (in thousands):

	2015	2014
Land	$1,100	$1,100
Warehouses, buildings, and improvements	3,534	3,534
Machinery and equipment	35,370	35,370
Construction in progress	5,430	718
	$45,434	$40,722

Depreciation expense totaled $2.6 million and $2.8 million for the years ended December 31, 2015 and 2014, respectively.

Equipment maintenance and repair costs are expensed as incurred.

Impairment of Assets. The Company performs an impairment analysis of assets used in operations when indicators of impairment are present. If the carrying values of the assets are not recoverable, as determined by the estimated undiscounted cash flows, the carrying values of the assets are reduced to fair value. Generally, fair value is determined using valuation techniques, such as expected discounted cash flows or appraisals, as appropriate. During the years ended December 31, 2015 and 2014, the Company recognized no impairment charges related to assets held for use.

Debt Issuance Costs. Debt issuance costs are amortized over the life of the related debt using the straight line method and are included in interest expense in the accompanying statements of comprehensive income.

Income Taxes. The income or loss of the Company is included in the taxable income or loss of its individual members, and therefore, no provision for income taxes is included in the accompanying financial statements.

Postretirement Benefit Plan. The Company sponsors a postretirement benefit plan that provides medical benefits to certain retired employees (see Note 5). The Company annually measures the obligation for this plan at year end using actuarial techniques that reflect management’s assumptions for certain factors that impact the determination of the obligation and recognizes an asset or liability in the accompanying balance sheets based on the funded status of the plan. The Company’s obligation under this plan was unfunded as of December 31, 2015 and 2014.

New Accounting Pronouncements. On May 28, 2014, the Financial Accounting Standards Board ("FASB") issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under generally accepted accounting principles in the United States. The core principal of the new standard is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new standard is effective for annual and interim periods beginning after December 15, 2018 and early adoption is permitted. The Company has not yet selected the method of adoption or determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

On April 7, 2015, the FASB issued final guidance to simplify the presentation of debt issuance costs by requiring debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. The recognition and measurement guidance for debt issuance costs have not changed. The new standard requires retrospective application and represents a change in accounting principle. The final guidance is effective for annual and interim periods beginning after December 15, 2015 and early adoption is permitted.

Reclassifications. Certain reclassifications of prior period information have been made to conform with the presentation of the current period information.

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2.	LONG-TERM DEBT

Revolving Credit Facility. On April 9, 2015, the Company obtained a new $30.0 million revolving credit facility with JPMorgan Chase Bank, N.A. serving as Administrative Agent and Lender (the "Revolving Credit Facility"), which includes an accordion feature whereby loan commitments available under the facility could be increased in the future by an additional $20.0 million, subject to lender approval. The Revolving Credit Facility is available to finance working capital requirements and for general corporate purposes. The Revolving Credit Facility matures on April 9, 2018, and is secured by all of the assets of the Company, except for real estate. The Company has agreed not to pledge its real estate as collateral to any other party. The amount available for borrowing at any given time under the Revolving Credit Facility is determined by a formula based on the current outstanding loan balance, the amount of the Company’s eligible outstanding accounts receivable and the carrying value of its eligible inventories, subject to additional reserves. Interest on outstanding loans equates to the one-month London Interbank Offered Rate ("LIBOR") interest rate plus an applicable margin of 2.00%. All loan interest rates increase by an additional 2.00% margin if the credit agreement is in default status. The Company pays a commitment fee on the unused portion of the Revolving Credit Facility ranging from 0.2% to 0.6%, as defined, which is included in interest expense in the accompanying statements of comprehensive income. The Revolving Credit Facility places restrictions on the Company including limitations on its ability to incur indebtedness, liens, restricted payments and asset sales. Other restricted payments, including dividends, are subject to certain conditions, including undrawn availability under the revolver and the Company’s pro forma fixed charge coverage ratio, as defined. In addition, the Company is subject to various covenants under the Revolving Credit Facility, as defined. Simultaneous with the execution of the Chase Revolver, the Company terminated its $15.0 million amended and restated revolving credit facility with SEACOR, which would have matured January 31, 2016. As of December 31, 2015, the Company had no outstanding borrowings on the Revolving Credit Facility and had $19.7 million of borrowing capacity.

Revolving Credit Facility due to SEACOR. Upon formation of the Company, SEACOR provided funding to the Company through a $20.0 million revolving credit facility (the "Revolver") with a maturity in November 2012, subject to certain borrowing restrictions and secured by all of the Company’s assets. On February 27, 2012, the Company and SEACOR amended the Revolver to extend the maturity to January 1, 2013. Interest on the Revolver was equal to the LIBOR plus an applicable margin of 550 basis points and reset monthly. Interest increased by an additional six percent per annum while the credit facility was in default status. Upon declaring an event of default in January 2013, SEACOR continued to provide funding to the Company under the terms of the Revolver, while maintaining its legal rights related to the event of default. As a result, the Company paid a default interest rate on the Term Loan debt during the default period. On April 24, 2014, SEACOR provided the Company with a waiver of all Revolver defaults, and simultaneously executed an amended and restated Revolver with the Company, which reduced the size of the facility to $15.0 million, and extended the maturity to January 31, 2016. The Revolver was terminated on April 9, 2015, in conjunction with the Company obtaining its Revolving Credit Facility. During the year ended December 31, 2014, the Company made net payments of $7.9 million.

Term Loan Due to SEACOR. Upon formation of the Company, SEACOR also provided funding to the Company through a $10.0 million term loan (the "Term Loan") with a maturity in November 2014, secured by all of the Company’s assets. Interest on the Term Loan was equal to the LIBOR plus an applicable margin of 550 basis points and reset monthly. Interest increased by an additional six percent per annum if the term loan was in default status. In conjunction with an event of default regarding the Company’s revolving credit facility in January 2013, the Term Loan was also declared in default due to a cross- default provision. As a result, the Company paid a default interest rate on the Term Loan debt during the default period. During the year ended December 31, 2014, the Company repaid the Term Loan in full.

3.	DERIVATIVE INSTRUMENTS AND HEDGING STRATEGIES

Derivative instruments are classified as either assets or liabilities based on their individual fair values. Derivative assets and liabilities are included in derivative assets and derivative liabilities, respectively, in the accompanying balance sheets. For the years ended December 31, 2015 and 2014, the Company had not designated any of its derivative activities as hedging instruments. The fair values of the Company’s derivative instruments as of December 31 were as follows (in thousands):

	2015		2014
	Derivative Asset	Derivative Liability	Derivative Asset	Derivative Liability
Exchange-traded commodity swap, options and future contracts:
Corn	$802	$1,030	$1,426	$541
Natural gas	–	90	–	864
Ethanol	1	195	75	561
	$803	$1,315	$1,501	$1,966

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The Company recognized gains (losses) on derivative instruments for the periods ended December 31 as follows (in thousands):

	Derivative Gains (Losses), net
	2015	2014
Exchange-traded commodity swap, future contracts and options:
Corn	$418	$138
Natural gas	(628)	(1,078)
Ethanol	(1,041)	(2,837)
	$(1,251)	$(3,777)

The Company enters and settles positions in various exchange traded commodity swap, future contracts, and options (primarily corn, ethanol, and natural gas) to offset its net commodity market exposure on raw material and finished goods inventory balances and forward purchase and sales commitments.

4.	FAIR VALUE MEASUREMENTS

The fair value of an asset or liability is the price that would be received to sell an asset or transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value and defines three levels of inputs that may be used to measure fair value. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs derived from observable market data. Level 3 inputs are unobservable inputs that are supported by little or no market activity.

The Company’s financial assets and liabilities as of December 31, that are measured at fair value on a recurring basis were as follows (in thousands):

2015	Level 1	Level 2	Level 3
ASSETS
Derivative instruments	$803	$–	$–
LIABILITIES
Derivative instruments	1,315	–	–

2014
ASSETS
Derivative instruments	$1,501	$–	$–
LIABILITIES
Derivative instruments	1,966	–	–

The carrying value of cash, restricted cash and margin deposits approximates fair value due to the short maturity of these instruments.

5.	BENEFIT PLANS

Savings Plan. The Company provides a defined contribution plan to its employees (the "Savings Plan"). The Company’s contribution to the Savings Plan is limited to 5% of an eligible employee’s salary, regardless of their contribution to the plan. For the years ended December 31, 2015 and 2014, the Company’s Savings Plan costs were $0.2 million and $0.2 million, respectively.

Postretirement Benefit Plan. During 2010, the Company established a contributory qualified postretirement benefit plan (the "Benefit Plan") that provides certain medical benefits, including prescription drug coverage, to certain eligible retired employees. Contributions are adjusted annually and the plan contains fixed deductibles, coinsurance, and out-of-pocket limitations. Effective April 11, 2011, the Company and its labor union agreed to a new contract that resulted in a reduction in the number of employees eligible for the Benefit Plan.

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The Benefit Plan’s liabilities are unfunded as it is the Company’s policy to fund benefits payable as they are due. As of December 31, 2015, one retiree is active in the Benefit Plan. The Company’s measurement date for the Benefit Plan is December 31.

The change in the accumulated benefit obligation for the Benefit Plan for the years ended December 31 was as follows (in thousands):

	Accumulated Benefit Obligation
	2015	2014
Beginning of Year	$182	$198
Service cost	2	4
Interest cost	3	3
Actuarial loss	(40)	(23)
Net benefits paid	(8)	–
End of Year	$139	$182

In order to estimate the Company’s accumulated benefit obligation, it makes certain assumptions. The accumulated benefit obligation as of December 31, 2015 and 2014, assumed a discount rate of 1.81% and 1.65%, respectively.

The components of net periodic benefit cost for the Benefit Plan for the years ended December 31, included in selling, general and administrative expenses in the accompanying statements of comprehensive income, were as follows (in thousands):

	Net Periodic Benefit Cost
	2015	2014
Service cost	$1	$4
Interest cost	3	3
Amortization of unrecognized prior service cost	4	4
	$8	$11

In order to estimate the Company’s net periodic benefit cost, it makes certain assumptions. The net periodic benefit cost for the years ended December 31, 2015 and 2014, assumed discount rates of 1.65% and 1.72%, respectively, a healthcare cost trend rate of 8.0% and 8.5%, respectively, and an ultimate healthcare cost trend rate of 5.5% and 5.0%, respectively. The Company further assumed the healthcare cost trend rate would be achieved in 2024. A increase or decrease in the assumed healthcare cost trend rate as of December 31, 2015 and 2014, would not have had a material impact on the accumulated benefit obligation or the service and interest cost.

The Company further assumed the average service time to full eligibility was approximately five years and is amortizing its unrecognized prior service cost over that period.

The amount of expected benefits to be paid, net of retiree contributions, as of December 31, 2015, was as follows (in thousands):

2016	$30
2017	48
2018	32
2019	23
2020	8
2021-2025	3
$144

6.	RELATED PARTY TRANSACTIONS

The Company had various debt agreements with SEACOR (see Note 2). During the years ended December 31, 2015 and 2014, $38.9 million, or 23.3%, and $36.3 million, or 15.3%, respectively, of the Company’s net sales were to the MGP. During the years ending December 31, 2015 and 2014, the Company also purchased $5.3 million and $6.4 million, respectively, of transportation services from certain SEACOR subsidiaries. In addition, during the year ended December 31, 2015, the Company paid $0.2 million to SEACOR for certain information technology services.

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7.	COMMITMENTS AND CONTINGENCIES

As of December 31, 2015 and 2014, the Company had purchase commitments of $9.1 million and $21.0 million, respectively, for raw materials, primarily corn, and services for use in its manufacturing process.

On July 22, 2014, the Company experienced an electricity disruption that caused significant damage to two boilers disrupting the Company's ability to operate its manufacturing facility. During the year ended December 31, 2015, the Company filed a business interruption insurance claim and received $4.1 million of proceeds, which is included in other income in the accompanying statement of comprehensive income.

On May 28, 2013, one of the Company’s tanks was struck by lightning causing an explosion and fire damaging the tank and surrounding structures and equipment disrupting the Company's ability to operate its manufacturing facility. During the year ended December 31, 2014, the Company filed a business interruption insurance claim and received $0.2 million of proceeds, which is included in other income in the accompanying statement of comprehensive income.

As of December 31, 2015, the Company had 74 employees, 45 of whom are covered by a collective bargaining agreement with one labor union that will expire October 31, 2016. The labor contract that covers substantially all of the non-management employees at the Company’s manufacturing plant addresses predetermined wage escalation over the life of the agreement, the Company’s contribution to its 401(k) plan and addresses other general work rule provisions.

In the normal course of its business, the Company may become involved in various litigation matters or be the subject of administrative or regulatory reviews and inspections by governmental or quasi-governmental authorities. Management uses estimates in determining the Company’s possible exposure and may record reserves in its financial statements related to these claims when appropriate. It is possible that a change in the Company’s estimates of such exposure could occur, but the Company does not expect such changes in estimated costs will have a material effect on the Company’s financial position, its results of operations or its cash flows.

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